Exhibit 10.1

Moscow CableCom Corp.

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), dated as of August 15, 2005, is entered into by and among Moscow CableCom Corp., a Delaware corporation (the “Company”), and Mikhail Smirnov (“Executive”).

RECITALS

A.

The Company is a holding company that holds, directly or indirectly, 100% of the outstanding equity interests of ComCor-TV (“ComCor-TV”), a company organized in the Russian Federation (“Russia”).  ComCor-TV delivers cable television, high speed data transmission and Internet services to customers in Moscow, Russia.

B.

The Company wishes to employ Executive, and Executive wishes to be employed by the Company, to serve as Chief Executive Officer of the Company, under the terms and conditions contained herein.

C.

Pursuant to a separate agreement (the “Option Agreement”), Executive is being granted options (the “Options”) to purchase 443,924 shares of the Company’s common stock.

AGREEMENT

In consideration of the rights and obligations created hereunder, the parties hereto hereby agree as follows:

1.

Term; Position, Duties and Reporting.

(a)

Term.  Executive’s employment by the Company will begin on the date of this Agreement (the “Effective Date”) and will continue for a period of three years from the Effective Date, unless earlier terminated in accordance with Section 4 (as applicable, the “Term”).

(b)

Position, Duties and Reporting.  Executive will serve as Chief Executive Officer of the Company.  In his capacity as Chief Executive Officer of the Company, Executive will devote substantially his full business time, energy, and ability to the businesses of the Company and ComCor-TV.  In his capacity as Chief Executive Officer of the Company, Executive will have the duties, responsibilities and authority established by the Company’s board of directors (the “Board”) and will perform his duties and responsibilities at ComCor-TV’s offices in Moscow, Russia.

2.

Compensation; Benefits.

(a)

Salary.  For all services to be provided by Executive hereunder, and in addition to the Options, Executive will receive during the Term an annual salary of $ 1,149,425 payable monthly in arrears.

(b)

Basic Benefits.

(i)

Benefit Plans.  During the Term, the Company will provide Executive with the benefits of such insurance plans (including life, medical, dental, disability, travel and directors and officers insurance) as are at least comparable to those customarily provided to the chief executive officer of other public companies of a comparable size doing business in Russia.  The Company may provide such benefits directly by having Executive participate in the Company’s benefits plan, or the Company may provide any portion of such benefits by reimbursing Executive for premiums he pays to acquire such benefits under private plans agreed upon between Executive and the Company.  In addition, the Company agrees to provide medical insurance, including dental insurance, comparable to that of Executive, to the members of his immediate family (wife and children) or, at the option of the Executive, reimburse Executive for all expenses related to the acquisition of such insurance plans.

(ii)

Sick Leave and Vacation.  During the Term, Executive will be entitled to sick leave and annual paid vacation in accordance with the Company’s established policies applicable to other senior executives of the Company; provided that the annual paid vacation of the Executive shall be equal to at least 30 calendar days per year.  In addition, the Company will provide reasonable paid emergency leave to Executive in the case of serious injury to Executive or any member of his immediate family or death of any member of his immediate family.

(iii)

Automobile.  During the Term, the Company (A) will provide Executive, on a 24 hour basis, with  a chauffeur driven automobile Audi A8 Quattro, and (B) will promptly pay or (at Executive’s option) reimburse Executive for all expenses related to such automobile, including fuel, insurance and maintenance.

(c)

Business Expenses.  The Company will promptly pay or (at Executive’s option) reimburse Executive for all reasonable business expenses incurred by Executive in carrying out Executive’s duties under this Agreement.

3.

Termination.  Executive’s employment hereunder will terminate on the following terms and conditions:

(a)

Death.  If Executive dies during the Term:

(i)

within 15 days after the date of death, Executive’s  annual salary will be paid through and including the date of death, and

(ii)

within 15 days after the date of death, Executive's estate will be paid an amount equal to six months of Executive's annual salary.

(b)

Disability.  If Executive becomes disabled during the Term:

(i)

the Company may terminate Executive’s employment 30 days after receipt by Executive or his duly appointed legal representative of a notice of termination,

(ii)

Executive’s base annual salary will be paid through such date of termination, and

(iii)

on such date of termination Executive or his duly appointed legal representative will be paid an amount equal to six months of Executive’s annual salary.

For purposes of this Section 4(b), Executive will be considered “disabled” if he is unable, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 180 consecutive days, as determined in the reasonable judgment of the Board.

(c)

Termination For Cause.  The Company may immediately terminate Executive’s employment for “Cause” by delivering written notice thereof to Executive, and in such event Executive’s annual salary will be paid through such date of termination, and thereafter Executive’s rights under this Agreement will cease and no further payments hereunder will be made, except for Executive’s rights under Section 2(c) with respect to unreimbursed fees and expenses incurred by Executive prior to such date of termination, which the Company will reimburse Executive for within 15 days after such date of termination.  For purposes of this Agreement, any one or more of the following events will constitute “Cause”:

(i)

Executive’s conviction of (or pleading nolo contendere or equivalent) to a felony or serious misdemeanor or the equivalent under the laws of another jurisdiction;

(ii)

Executive’s willful misconduct, gross negligence, or perpetration of or participation in a fraud or the equivalent under the laws of another jurisdiction, where such acts are materially injurious to the Company or any of its subsidiaries; or

(iii)

Executive’s willful failure to follow express instructions from the Board.

(d)

Termination Without Cause.  The Company may immediately terminate Executive’s employment without Cause by delivering written notice thereof to Executive.

(i)

If Executive’s employment is terminated without Cause,

Executive’s base annual salary will be paid through such date of termination,

(ii)

Executive’s benefits under Section 2(c)(v) (“Automobile”) will terminate on such date of termination.

(iii)

In addition to the provisions of Section 4(d)(i), if Executive’s employment is terminated without Cause and the date of termination is on or after the first anniversary of the Effective Date, on such date of termination Executive will be paid an amount equal to six months of Executive’s annual salary.

(e)

Resignation By Executive  Executive may resign from his employment with the Company at any time by delivering written notice to the Company 60 days prior to the effective date of such resignation.  In the event such resignation is on or after the first anniversary of the Effective Date, on the respective date of such resignation, Executive’s base annual salary will be paid through the effective date of such resignation, in addition to an amount equal to Executive's salary for 6 months, and thereafter Executive’s rights under this Agreement will cease and no further payments hereunder will be made, except for Executive’s rights under Section 2(c) with respect to unreimbursed fees and expenses incurred by Executive prior to the effective date of such resignation, which the Company will reimburse Executive for within 15 days after the effective date of such resignation.

In the event such resignation is before the first anniversary of the Effective Date, on the respective date of such resignation Executive's base annual salary will be paid through the effective date of such resignation, in addition to an amount equal to Executive's salary for 2 months, and thereafter Executive's rights under this Agreement will cease and no further payments hereunder will be made, except for Executive's rights under Section 2(c) with respect to unreimbursed fees and expenses incurred by Executive prior to the effective date of such resignation, which the Company will reimburse Executive for within 15 days after the effective date of such resignation.

4.

Confidentiality.

(a)

Nondisclosure and Nonuse of Confidential Information.  Executive will not disclose or use at any time, either during his employment with the Company or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him, except as required by applicable law and except to the extent that such disclosure or use is directly related to and required by Executive’s performance of duties assigned to Executive by the Board.  Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.  For purposes of this Agreement, “Confidential Information” means information that is not generally known to the public and that is developed by the Company or ComCor-TV in connection with their businesses, including (i) products or services, (ii) costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customer and client information

(including customer or client lists), (xii) copyrightable works, (xiv) all technology and trade secrets, and (xv) business plans and financial models.  Confidential Information does not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information.  Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features constituting such information have been published in combination.

(b)

Delivery or Destruction of Materials upon Termination of Employment.  As requested by the Board from time to time, and upon the termination of Executive’s employment hereunder for any reason, Executive will promptly deliver to the Company, all copies and embodiments, in whatever form, of all Confidential Information in Executive’s possession or within his control, irrespective of the location or form of such material and, if requested by the board, will provide such requesting party with written confirmation that all such materials have been so delivered.

5.

Non-Competition.

(a)

Except as provided in subsection (b) below, from the date hereof until the date that is six months after the termination (for whatever reason) of Executive’s employment hereunder, Executive will not, without the prior written consent of the Company, participate in Russia, directly or indirectly, in any activity, as of the date hereof, of a provider of the services of paid multichannel digital television in Russia (collectively, the “Restricted Business”), or hold any equity or profit interest in any entity engaged in any Restricted Business in Russia.

(b)

Notwithstanding anything to the contrary contained herein, Executive may hold passive investments in the capital stock or other securities of any entity whose capital stock or securities are publicly owned or are regularly traded or quoted on any national securities exchange or automated quotation system; provided, however, that such passive investments may not exceed 5% of the capital stock or other securities of any entity engaged in any Restricted Business in Russia.

(c)

Executive hereby acknowledges and agrees that the restrictions contained in this Section 5 are reasonable under the circumstances, and Executive hereby waives, and agrees that its will not hereafter raise, any objection or argument that such restrictions are unreasonable or should not be enforced.

6.

Full Settlement.  Executive will not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement.  The Company agrees, to the fullest extent permitted by law, to promptly pay or (at Executive’s option) reimburse Executive for all legal fees and expenses that Executive may reasonably incur as a result of any contest by the Company or Executive of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), but only if Executive is successful on the merits of any such contest.

7.

Notices.  All communications, requests, consents and other notices provided for in this Agreement must be in writing and must be delivered personally, telecopied (if receipt is confirmed by the recipient), or sent by internationally recognized overnight delivery service to the parties at the following addresses (or to such other person or address for a party as specified by such party by like notice) (notice will be deemed given upon receipt, if delivered personally, by overnight delivery service or by telecopy):

(a)

If to the Company:

Moscow CableCom Corp.

c/o Columbus Nova Capital

590 Madison Avenue, 38th floor

New York, NY 10022

USA

Facsimilie: +1-212-308-6623

Attn:  Chairman of the Board

(b)

If to Executive:

48 3rd Tverskaya-Yamskaya Ulitsa

Moscow 109147, Russia

Facsimilie: +7-095-250-9686

Attn: Mikhail Smirnov

8.

Dispute Resolution.  Any dispute between the parties hereto arising out of or related to this Agreement, the Options or the Option Agreement will be finally settled through binding arbitration under the National Rules for the Resolution of Employment Disputes (the “Rules”) of the American Arbitration Association.  The arbitration will be heard by a single arbitrator, who will be knowledgeable of the cable and telecommunications industry.  The parties will use reasonable efforts to agree upon an arbitrator within 30 days after commencement of the arbitration.  If the parties are unable to agree, the arbitrator will be appointed as provided under the Rules.  The arbitration will be conducted in the English language and will be seated in London, England.  Any court of competent jurisdiction may enter final judgment on the arbitrator’s award.

9.

Governing Law.  This Agreement and all matters and issues collateral thereto will be governed by and construed in accordance with the laws of the State of Delaware, U.S.A., without regard to principles governing conflicts of law.  Each party hereto, to the fullest extent permitted by the laws of Russia, waives any and all rights that it may have under the laws of Russia that might be inconsistent with the terms of this Agreement and, to the extent such rights cannot be validly waived, each party hereto will exercise such rights only to the extent consistent with this Agreement.

10.

Waiver.  Any party may waive compliance by another with any of the provisions of this Agreement, but any such waiver must be in writing.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof or the exercise of any other right, power or privilege.  No waiver of any provision hereof will be construed as a waiver of any other provision or as a subsequent waiver of the same provision.

11.

Severability.  If any provision of this Agreement is deemed invalid or unenforceable by the laws of the jurisdiction wherein it is to be enforced, such provision will be considered divisible and such provision will be deemed immediately amended and reformed to include only such portion thereof as is enforceable by the court or other body having jurisdiction of this Agreement; and the parties agree that such provision, as so amended and reformed, will be valid and binding as though the invalid or unenforceable portion had not been included herein.

12.

Assignment.  Neither the Company nor Executive may assign any of their respective rights or delegate any of their respective obligations under this Agreement without the prior written consent of the other party hereto.  This Agreement will be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, and permitted successors and assigns.

13.

Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings, agreements or representations by the parties, written or oral, that relate to the subject matter of this Agreement.

14.

No Benefit to Others.  The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors and assigns, and they will not be construed as conferring and are not intended to confer any rights on any other person.

15.

Amendments.  No provision of this Agreement may be amended except by an instrument in writing signed by all of the parties hereto.

16.

Headings.  The section headings of this Agreement are for reference purposes only and are not to be given effect in the construction or interpretation of this Agreement.

17.

Interpretation.  As used in this Agreement, except as otherwise indicated herein or as the context may otherwise require: (a) the words “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (b) the words “hereof,” “herein,” “hereunder,” and comparable terms refer to the entirety of this Agreement, and not to any particular section or other subdivision hereof; (c) any pronoun will include the corresponding masculine, feminine, and neuter forms; (d) the singular includes the plural and vice versa; (e) references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; (f) references to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations; and (vii) references to “Section,” or another subdivision are to a section or subdivision hereof.

18.

Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation, preparation, and execution of this Agreement and, therefore, waive the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

19.

Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

20.

This Agreement may be executed in English and in Russian; provided, however, that in the event of any discrepancies or inconsistencies between the versions in English and in Russian, the English version shall prevail.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company and Executive, intending to be legally bound, have executed this Agreement on the day and year above first written.

THE COMPANY:

Moscow CableCom Corp.

a Delaware corporation

By:

/s/ Andrew Intrater

Name:

Andrew Intrater

Title:

Chairman

EXECUTIVE:

/s/ Mikhail Smirnov

Mikhail Smirnov